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                                                                     EXHIBIT 4.3


                          AMENDED AND RESTATED BY-LAWS

                                       OF


                       NORTHWESTERN STEEL AND WIRE COMPANY


                                    ARTICLE I
                                     OFFICES

                  SECTION 1. PRINCIPAL OFFICE. The principal office of the Corporation in the State of Illinois shall be located in the City of Sterling. The Corporation may have such other offices, either within or without the State of Illinois, as the business of the corporation may require from time to time.

                  SECTION 2. REGISTERED OFFICE. The registered office of the Corporation required by the Illinois Business Corporation Act to be maintained in the State of Illinois may but need not be the principal office of the corporation in the State of Illinois, and the address of the registered office may be changed from time to time by the board of directors.

                                   ARTICLE II
                                  SHAREHOLDERS

                  SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders of the Corporation shall be held on such date and at such time as the board of directors may designate for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

                  SECTION 2. SPECIAL MEETING. Special meetings of the shareholders (other than those required by statute) may be called either by the president, a majority of the board of directors or by the holders of not less than twenty percent (20%) of all the outstanding shares of stock of the Corporation entitled to vote on the matters to be considered at such meeting.

                  SECTION 3. PLACE OF MEETING. The place of any annual or special meeting of shareholders shall be the principal place of business of the Corporation in the State of Illinois or such other place as the board of directors may designate in the notice of meeting.

                  SECTION 4. NOTICE OF MEETINGS. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days prior to the date of the meeting, or, in the case of a merger, consolidation, share exchange,





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dissolution or sale, lease or exchange of assets outside the ordinary course of business, not less than twenty (20) nor more than sixty (60) days prior to the date of the meeting, either personally or by mail, by or at the direction of the president or the secretary, or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder's address as it appears on the records of the Corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

                  SECTION 5. INFORMAL ACTION BY SHAREHOLDERS. Any action required by the Illinois Business Corporation Act to be taken at any annual or special meeting of the shareholders of the Corporation, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (i) except as provided in Section 12.10 of the Illinois Business Corporation Act, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (ii) by all of the shareholders entitled to vote with respect to the subject matter thereof. If such consent is signed by less than all of the shareholders entitled to vote, then such consent shall become effective only if, at least five (5) days prior to the execution of the consent, written notice is delivered to all of the shareholders entitled to vote with respect to the subject matter thereof and, after the effective date of the consent, prompt notice of the taking of the corporate action shall be delivered in writing to those shareholders who have not consented in writing.

                  If the action taken by written consent would have required the filing of a certificate under any section of the Illinois Business Corporation Act if taken by shareholder vote, the certificate filed shall state, in lieu of any statement required by such section concerning any vote of shareholders, that written consent has been obtained in accordance with the provisions of Section
7.10 of the Illinois Business Corporation Act and that written notice has been delivered as provided in such Section 7.10.

                  SECTION 6. FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the Corporation may fix in advance a record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, for a meeting of shareholders, not less than ten (10) days (twenty (20) days in the case of a meeting to consider a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets) prior to the date of such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of


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Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. A determination of shareholders entitled to vote at any meeting of shareholders shall apply to any adjournment or postponement of the meeting.

                  SECTION 7. VOTING LISTS. The officer or agent having charge of the transfer book for shares of the Corporation shall make, within twenty (20) days after the record date for a meeting of shareholders or ten (10) days prior to the date for such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list shall be kept on file at the registered office of the Corporation for a period of ten (10) days prior to such meeting, and shall be subject to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the state of Illinois, shall be prima facie evidence as to the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

                  SECTION 8. QUORUM. The holders of a majority of the shares of the Corporation entitled to vote on matters that are represented in person or by proxy at any meeting of shareholders shall constitute a quorum for consideration of such matter at such meeting, but in no event shall a quorum consist of less than one-third of the outstanding shares entitled so to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Illinois Business Corporation Act, the Articles of Incorporation or these By-laws. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

                  SECTION 9. PROXIES. Each shareholder may appoint a proxy to vote or otherwise act for such shareholder at any meeting of shareholders by signing an appointment form and delivering it to the person so appointed. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy will continue in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in the Illinois Business Corporation Act or these By-laws. Unless the proxy conspicuously states that it is irrevocable and the appointment is coupled with an interest, revocation of a proxy may be effected by a writing delivered by the person executing the proxy to the Corporation stating that the proxy is revoked, by delivery by such person of a subsequent proxy, or by attendance by such person at the meeting and voting in person.

                  SECTION 10. VOTING OF SHARES. Unless otherwise provided in the Articles of Incorporation or these By-laws, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.


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                  SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the
Corporation held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

                  Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of the jurisdiction of incorporation of such corporation. The Corporation may treat the president or other person holding the position of chief executive officer of such other corporation as authorized to vote such shares, together with any other person indicated and any other holder of an office indicated by the corporate shareholder to the Corporation as a person or an office authorized to vote such shares. Such persons and offices indicated shall be registered, by the Corporation on the transfer books for shares and included in any voting list prepared in accordance with Section 7 of this Article II.

                  Shares registered in the name of a deceased person, a minor ward or a person under legal disability, may be voted by his or her administrator, executor or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

                  Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

                  A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                  Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed ten (10) years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the Corporation at its registered office. The counterpart of the voting trust agreement so deposited with the Corporation shall be subject to the same right of examination by a shareholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for the proper purpose.


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                  SECTION 12. VOTING PROCEDURE. In all elections of directors, every shareholder shall have the right to vote, in person or in proxy, the number of shares owned by such shareholder for one nominee for election with respect to each directorship to be filled; provided, however, that there shall be no right to cumulate such votes.

                  SECTION 13. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may (or upon the request of any shareholder shall) appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

                  Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

                  SECTION 14. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

                  SECTION 15. ESOP PARTICIPANTS. Whether or not a shareholder of the Corporation, each participant in the Northwestern Steel and Wire Company Employee Stock Ownership Plan shall have the right to attend all meetings of the shareholders as observers and to have all rights of shareholders at such meetings other than voting rights.

                                   ARTICLE III
                                    DIRECTORS

                  SECTION 1. DIRECTORS. Except as otherwise provided by law or the Articles of Incorporation or these By-laws, management of the Corporation and its business and affairs shall be vested in its board of directors.

                  SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall be at least seven (7) but shall be no more than fifteen (15), such number to be determined by resolution of the Board of Directors of the Corporation. The directors need not be residents of Illinois or shareholders of the Corporation. Effective as of the 1999 Annual Meeting of Shareholders, each director shall hold office until the next annual meeting of shareholders or until a successor shall have been elected. The members of the board of directors shall be elected at the annual meeting of shareholders as provided in Article II of these By-laws or as otherwise prescribed by statute.


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                  SECTION 3. ANNUAL MEETINGS. An annual meeting go the board of directors shall be held without other notice than this Bylaw, immediately after and at the same place as the annual meeting of shareholders.

                  SECTION 4. REGULAR MEETINGS. The board of directors may by resolution provide the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without other notice than such resolution. The board of directors shall meet at least once each quarter.

                  SECTION 5. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board or a majority of the board of directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the board of directors called by them.

                  SECTION 6. NOTICE. Written notice of any special meeting shall be given at least five (5) days prior to the meeting if delivered by mail and at least 24 hours prior to the meeting if notice is delivered personally or by telephone, telecopier, telegram or overnight courier, to each director at his or her business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid and if delivered by any other means such notice shall be deemed to be delivered when received. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Except as provided by the Illinois Business Corporation Act, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice at such meeting. At any meeting at which all of the directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

                  SECTION 7. QUORUM. A majority of the directors shall Constitute a quorum for transaction of business at any meeting of the board of directors, provided that, if less than a majority of such number of directors is present at such meeting, a majority of the directors present may adjourn the meeting at any time without further notice. The members of the board of directors or of any committee of the board of directors may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by means of such communication equipment shall constitute attendance and presence in person at the meeting of the person or persons so participating.



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                  SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by the Illinois Business Corporation Act, the Articles of Incorporation, or these By-laws.

                  SECTION 9. REMOVAL OF DIRECTORS. One or more of the directors may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, except as follows:


                  (a) No director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting.

                  (b) If a director is elected by a class or series of shares, that director may be removed only by the shareholders of that class or series.

                  SECTION 10. VACANCIES. Any vacancy occurring on the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders. A majority of the board of directors may fill any vacancy prior to such annual or special meeting of shareholders.

                  SECTION 11. INFORMAL ACTION BY DIRECTORS. Unless specifically prohibited by the Articles of Incorporation or these By-laws, any action required by the Illinois Business Corporation Act to be taken at a meeting of the board of directors or any other action which may be taken at a meeting of the board of directors or a committee thereof may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of a committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State.

                  SECTION 12. COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise, notwithstanding any director conflict of interest. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting. No such payment previously, mentioned in this section shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


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                  SECTION 13. PRESUMPTION OF ASSENT. A director of the
Corporation who is present at a meeting of the board of directors at which action on any matter is taken shall be conclusively presumed to have assented to the action taken unless the director's dissent shall be entered in the minutes of the meeting or unless the director shall file written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                  SECTION 14. RESIGNATION. Any director may resign at any time by giving notice to the board of directors, its chairman, or to the president or secretary of the Corporation, provided that the party to whom such notice is given is other than the individual director giving the notice. A resignation is effective when the notice is given unless the notice specifies a future date. The pending vacancy may be filled before the effective date of any resignation, but the successor shall not take office until the effective date.


                                   ARTICLE IV
                                    OFFICERS

                  SECTION 1. NUMBER. The officers of the Corporation shall be a chairman of the board, a president, a secretary and such other officers as may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

                  SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the board of directors at a meeting held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new officers elected at any meeting of the board of directors. Each officer shall hold office until a successor shall have been duly elected and shall have qualified or until his or her earlier death or resignation or until his or her removal in the manner hereinafter provided. Election of an officer shall not of itself create contract rights.

                  SECTION 3. REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                  SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.



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                  SECTION 5. CHAIRMAN OF THE BOARD. The chairman of the board, if one shall have been elected, shall be a member of the board and an officer of the Corporation and, if present, shall preside at each meeting of the board of directors or shareholders. The chairman shall advise the chief executive officer and, in the chief executive officer's absence, other officers of the Corporation, and shall perform such other duties as may from time to time be assigned by the board of directors.

                  SECTION 6. CHIEF EXECUTIVE OFFICER. Subject to the direction and control of the board of directors, the chief executive officer shall be in control of the general and active management and supervision over the administration and operation of the business of the Corporation and supervision of its policies and affairs and its several officers, employees and agents. The chief executive officer shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors, and in general shall discharge all duties incident to the office of chief executive officer and such other duties as may be prescribed by the board of directors from time to time. In the absence of the chairman of the board or if a chairman of the board shall not have been elected, the chief executive officer shall preside at all meetings of the shareholders and of the board of directors. Except in those instances in which authority is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the board of directors or these By-laws, the chief executive officer may execute on behalf of the Corporation certificates for its shares, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, and the chief executive officer may accomplish such execution either under or without the seal of the Corporation and either individually or with the secretary, any assistant secretary, or any other officer authorized by the board of directors, according to the requirements of the form of the instrument. The chief executive officer may vote all securities which the Corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the Corporation by the board of directors. The chief executive officer shall perform such other duties as from time to time may be assigned by the board of directors or these By-laws.

                  SECTION 7. PRESIDENT. The president shall be the executive officer next in authority to the chief executive officer. He shall assist the chief executive officer in the general and active management of the business of the corporation, shall see to it that all resolutions and orders of the board of directors are carried into effect, and in general shall discharge all duties incident to the office of president and such other duties as may be prescribed by the chief executive officer and board of directors from time to time. Except in those instances in which authority is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the board of directors or these By-laws, the president may execute on behalf of the Corporation certificates for its shares, the issue of which shall have been authorized by the board of directors. In the absence or disability of the chief executive officer, he shall assume the office, title, responsibility, and


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authority of the chief executive officer. If there shall be no chief executive officer, the President shall be the chief executive officer.

                  SECTION 8. CHIEF OPERATING OFFICER. The board of directors may elect a chief operating officer who may also be the president. If so elected, the chief operating officer of the corporation shall manage the day to day business of the operation of the corporation and shall be its executive officer next in authority to the president. He shall assist the president in the management of the business of the corporation, and, in the absence or disability of the president, he shall exercise the powers and perform the other duties of the president; and he shall have such other powers and duties as the board of directors or chief executive officer may from time to time prescribe.

                  SECTION 9. THE VICE-PRESIDENTS. In the event one or more vice-presidents are elected, each of the vice-presidents shall assist the chief executive officer, the president, and the chief operating officer in the discharge of their duties as they may direct and shall perform such other duties as from time to time may be assigned to him or her by the chief executive officer or by the board of directors. In the absences of the chief executive officer, president, and the chief operating officer or in the event of their inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the board of directors, or by the chief executive officer if the board of directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice-president) shall perform the duties of the chief executive officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the chief executive officer and shall not act contrary to the policies set by the board of directors or the chief executive officer. Except in those instances in which authority is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the board of directors or these By-laws, the vice-president (or each of them if there are more than one) may execute on behalf of the Corporation certificates for its shares, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he or she may accomplish such execution either under or without the seal of the Corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

                  SECTION 10. THE TREASURER. In the event a treasurer is elected, the treasurer shall be the principal accounting and financial officer of the Corporation. The treasurer shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; (b) have charge and custody of all funds and securities held by the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the chief executive officer or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of the


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

treasurer's duties in such sum and with such surety or sureties as the board of directors may determine. The cost of such bond shall be borne by the Corporation.

                  SECTION 11. THE SECRETARY. The secretary shall: (a) record the minutes of the meetings of the shareholders and of the board of directors, if invited, in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the chief executive officer, president or vice-president, or any other officer authorized by the board of directors, certificates for shares of the Corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these By-laws;
(f) have general charge of the stock transfer books of the Corporation; (g) have authority to certify the by-laws, resolutions of the shareholders and board of directors and committees thereof, and (h) other documents of the Corporation as true and correct copies thereof, and perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the chief executive officer or by the board of directors.

                  SECTION 12. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the chief executive officer or the board of directors. The assistant secretaries may sign with the chief executive officer, president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the Corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws. The assistant treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

                  SECTION 13. COMPENSATION. The compensation of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.


                                    ARTICLE V
                                   COMMITTEES


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


                  SECTION 1. COMMITTEES. A majority of the directors may create one or more committees and appoint members of the board to serve on such committee or committees. Each committee shall have two or more members who shall serve at the pleasure of the board. Unless the appointment by the board of directors requires a greater number, a majority of any committee shall constitute a quorum and A majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and the committee by majority vote of its members shall determine the time and place of meetings and the notice required thereof.

                  SECTION 2. REVIEW OF THE COMMITTEES. Any actions of the committees shall be reported to the board of directors at the next meeting of the board of directors succeeding such action.


                                   ARTICLE VI
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS


                  SECTION 1. CONTRACTS. The board of directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

                  SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

                  SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

                  SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the board of directors may select.


                                  ARTICLE VII
                           CERTIFICATES FOR SHARES AND
                                 THEIR TRANSFER

                  SECTION 1. CERTIFICATES FOR SHARES. The issued shares of the Corporation shall be represented by certificates or shall be uncertified shares. Certificates representing



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
shares of the Corporation shall be signed by the chairman of the board, the president or a vice-president or by such officers as shall be designated by resolution of the board of directors, and by the secretary or an assistant secretary, or such other officer as shall be designated by a resolution of the board of directors, and may be sealed with the seal or a facsimile of the seal of the Corporation, if the Corporation uses such a seal. If both of the signatures of the officers are by facsimile, the certificate shall be manually signed by or on behalf of a duly authorized transfer agent or clerk. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, and that the Corporation is organized under the Illinois Business Corporation Act. If the Corporation is authorized to issue shares of more than one class, the certificate shall also contain such information or statement as may be required by law. The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the Corporation.

                  SECTION 2. LOST CERTIFICATES. If a certificate representing shares has allegedly been lost or destroyed, except as may be required by law, a new certificate may be issued upon receipt by the Corporation from the shareholder of such indemnification and other reasonable requirements as it may impose.

                  SECTION 3. TRANSFER OF SHARES. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for the cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all corporate purposes.


                                  ARTICLE VIII
                                   FISCAL YEAR

                  The fiscal year of the Corporation shall be determined by resolution of the board of directors.


                                   ARTICLE IX
                                  DISTRIBUTIONS

                  The board of directors may from time to time authorize, and the Corporation may pay, distributions to its shareholders in the manner and subject to any restrictions provided by the Illinois Business Corporation Act and the Articles of Incorporation.



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

                                    ARTICLE X
                                      SEAL

                  The board of directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Illinois." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced, provided that the affixing of the corporate seal to an instrument shall not give the instrument additional force or effect, or change the construction thereof, and the use of the corporate seal is not mandatory.


                                    ARTICLE XI
                                WAIVER OF NOTICE

                  Whenever any notice is required to be given under the provisions of these By-laws or under the provisions of the Illinois Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting or other action which is subject of the notice, shall be deemed equivalent to the giving of such notice.


                                    ARTICLE XII
                     INDEMNIFICATION OF OFFICERS, DIRECTORS,
                         EMPLOYEES AND AGENTS; INSURANCE

                  SECTION 1. AUTHORIZATION OF INDEMNIFICATION.

                  (a) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

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

                  (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in paragraphs (a) and (b) above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by and such person in connection therewith.

                  SECTION 2. AUTHORIZATION BY DIRECTORS, LEGAL COUNSEL OR SHAREHOLDERS. Any indemnification under Section 1, paragraphs (a) and (b) of this Article XII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section I of this Article XII. Such determination shall be made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (b) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

                  SECTION 3. REPAYMENT. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as hereinabove provide.

                  SECTION 4. NOT EXCLUSIVE OF OTHER RIGHTS. The indemnification provided by this Article XII (a) shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and (b) shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  SECTION 5. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation has the power to indemnify such person against such liability under the provisions of this Article XII and whether or not such person is entitled to indemnification under this Article XII.

                  SECTION 6. SHAREHOLDER NOTIFICATION. If the Corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.


                                  ARTICLE XIII
                                   AMENDMENTS

                  The power to make, alter, amend, or repeal the By-laws of the Corporation shall be reserved to either the holders of the voting common stock of the Corporation, who may do so by a majority vote of all the voting shares issued and outstanding, or by the board of directors, who may do so by a majority vote. However, no By-law adopted by the shareholders after the adoption of these By-laws may be altered, amended or repealed by the board of directors.




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